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Exhibit (21) - Subsidiaries of Registrant

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Name                                           State or Jurisdiction of Incorporation
----                                           --------------------------------------
                                               or Organization
                                               ---------------
Comerica Investment Services, Inc.             Michigan
Comerica Capital Markets Corporation           Michigan
Comerica Insurance Services, Inc.              Michigan
Comerica Insurance Group, Inc.                 Michigan
Comerica Securities, Inc.                      Michigan
Wilson, Kemp & Associates, Inc.                Michigan
WAM Holdings, Inc.                             Delaware
Comerica AutoLease, Inc.                       Michigan
VRB Corp.                                      Michigan
Comerica International Corporation             U.S.
Comerica International (Canada), Limited       Ontario, Canada
Comerica International (Canada) Properties     Ontario, Canada
  Limited
Comerica Trust Company of Bermuda, Ltd.        Bermuda
Comerica Holdings Incorporated                 Delaware
CMT Holdings, Inc.                             Texas
Comerica Merchant Services, Inc.               Delaware
Interstate Select Insurance Services, Inc.     California
Comerica Acceptance Corporation                Michigan
Comerica Assurance Ltd                         Bermuda
Comerica Corporate Services Incorporated       Michigan
Comerica Insurance Company                     Arizona
Comerica Properties Corporation                Michigan
Professional Life Underwriters Services, Inc.  Michigan
Comerica Trade Services Limited                Hong Kong
Comerica Leasing Corporation                   Michigan
Comerica Management Co., Inc.                  Michigan
Munder UK, LLC                                 Delaware
Comerica Networking, Inc.                      Michigan
Comerica England Branch                        Bermuda
Viyella Finance                                Bermuda
Comerica London Branch                         Bermuda
Comerica UK Branch                             Bermuda
Comerica West Incorporated                     Delaware
Comerica Bank-Mexico, S.A.                     Mexico
Comerica Bank-California                       California
Comerica Bank-Texas                            Texas
Comerica Bank & Trust, F.S.B.                  Florida
Comerica Bank-Midwest, N.A.                    United States
Comerica Bank-Ann Arbor, N.A.                  United States
Comerica Bank-Canada                           Canada
Comerica Bank                                  Michigan

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